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Exhibit 23

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-63890) and Form S-8 (File Nos. 333-64256, 333-41247, 33-90972 and 33-43174) of WD-40 Company of our reports dated October 5, 2001, except for Note 12, as to which the date is October 18, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

San Diego, California
November 2, 2001

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  Exhibit 23
Consent of Independent Accountants